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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 6, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-21042                 52-1659959
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(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                      Identification No.)



              400-2 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS 02154
          -------------------------------------------------------------
                     Address of principal executive offices


       Registrant's telephone number, including area code: (781) 487-9700
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ITEM 5.  OTHER EVENTS

EXTENSION OF DUE DATE FOR LOAN

         On December 3, 1997, Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Massachusetts (Eastern Division). On December 22, 1997, the Company secured a short-term loan of $7.7 million from a lender (the "Lender") to fund continued operations and to allow the Company time to secure medium-term financing from various potential financing sources, including from the Lender. The short-term loan was approved by a final Order of the Bankruptcy Court on January 6, 1998. The short-term loan, which was originally due on January 30, 1998, is secured with a lien on substantially all of the assets of the Company and its subsidiaries.

         On January 30, 1998, the Lender agreed in writing to extend the term of the short-term loan for an additional week, to February 6, 1998, so that the Lender could complete its due diligence with respect to offering a $20 medium-term loan. On February 3, 1998, the Lender provided a proposed commitment to make a medium-term loan of $20 million to the Company, subject to agreement on terms and conditions of the financing. Additional time is needed to negotiate the proposed financing transaction. Accordingly, on February 6, 1998, the Lender agreed in writing to extend the term of the short-term loan for an additional week, to February 13, 1998, so that the Company and the Lender can complete negotiations with respect to the proposed financing transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MOLTEN METAL TECHNOLOGY, INC.



Dated:  February 6, 1998                         By: /s/ F. GORDON BITTER
                                                    ----------------------------
                                                     F. Gordon Bitter
                                                     Chief Executive Officer and
                                                     Chief Financial Officer